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                                                                     Exhibit 13

           Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the captions "Accumulation Unit Values" and "Independent Registered Public Accounting Firm" in Post-Effective Amendment No. 64 to the Registration Statement (Form N-3 No. 2-25618) and related Prospectus and Statement of Additional Information appearing therein pertaining to Lincoln National Variable Annuity Fund A (Group) and to the use therein of our reports dated (a) March 19, 2007, with respect to the consolidated financial statements of The Lincoln National Life Insurance Company, (b) February 12, 2007, with respect to the financial statements of Lincoln National Variable Annuity Fund A, (c) March 19, 2007, with respect to the consolidated financial statements of Jefferson-Pilot Life Insurance Company, and (d) April 2, 2007, with respect to the supplemental consolidated financial statements of The Lincoln National Life Insurance Company.

                                          /s/ Ernst & Young LLP

Fort Wayne, Indiana
April 23, 2007